                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Powell Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 14, 1997

TO THE STOCKHOLDERS OF POWELL INDUSTRIES, INC.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Nevada corporation (the "Company"), will be held at the Hobby Airport Hilton, 8181 Airport Boulevard, in Houston, Texas on Friday, March 14, 1997 at 11:00 a.m. Houston time, for the following purposes:

          1. To elect three (3) members of the Company's Board of Directors, class of 2000;

          2. To consider a proposed amendment to the articles of incorporation of the Company to increase the number of authorized shares of the Company's Common Stock to 30,000,000; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stock transfer books will not be closed. Stockholders of record as of the close of business on January 27, 1997 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

     You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                                    By Order of the Board of
                                                    Directors

                                                    J. F. AHART
                                                    Vice President and Secretary

Houston, Texas
January 9, 1997

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                                PROXY STATEMENT
                                JANUARY 9, 1997

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 14, 1997

                             ---------------------

                         SOLICITATION AND VOTING RIGHTS

     The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, March 14, 1997 at 11:00 a.m., Houston time, at the Hobby Airport Hilton, 8181 Airport Boulevard, in Houston, Texas, or at any adjournment thereof.

     This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Summary Annual Report to Stockholders, and Form 10-K for the year ended October 31, 1996, including consolidated financial statements, will be mailed to stockholders on or about February 10, 1997. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed January 27, 1997, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. There are 10,604,471 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each holder of Common Stock will be entitled to one vote for each share owned.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The three persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2000 will be elected as directors of the Company, class of 2000. Thus, abstentions and broker non-votes will have no effect on the election of directors. Regarding other matters, under Nevada law generally the vote of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present is the act of the stockholders. Accordingly, abstentions and broker non-votes will have the effect of negative votes with respect to any such other matters.

     The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. Under Nevada law, a stockholder giving a duly executed proxy may revoke it before it is exercised only by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

                             COMMON STOCK OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of January 9, 1997 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock:

                                                       AMOUNT AND NATURE
                  NAME AND ADDRESS                       OF BENEFICIAL
                 OF BENEFICIAL OWNER                       OWNERSHIP        PERCENT OF CLASS
                 -------------------                   -----------------    ----------------
Thomas W. Powell.....................................      3,552,968(1)          33.43%
  P.O. Box 12818
  Houston, Texas 77217
Bonnie L. Powell.....................................      1,357,225(2)          12.70%
  P.O. Box 112
  Warda, Texas 78960
Heartland Advisors, Inc..............................      1,065,000(3)          10.04%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
NationsBank of Texas, N.A............................        810,788(4)           7.64%
  Trustee of the Powell Industries, Inc.
  Employee Stock Ownership Trust
  and of the Powell Industries, Inc.
  Frozen Stock Ownership Trust
  5433 Westheimer
  Houston, Texas 77056
Wellington Management Company........................        747,000(5)           7.04%
  75 State Street
  Boston, Massachusetts 02109

---------------

(1) Mr. Powell has sole voting power and sole investment power with respect to 2,762,512 of such shares. Of those 2,762,512 shares, 1,072,007 are held directly by Mr. Powell, 78,720 by his IRA, and 1,611,785 by Palfam, Incorporated, a corporation controlled by Mr. Powell. Also includes 317,360 shares held by the Thomas Walker Powell Trust. Mr. Powell is a co-trustee of such trust and shares voting and investment power with respect to the shares held by such trust with the other co-trustee, Bonnie L. Powell. The shares held by such trust are also included in the number of shares listed as beneficially owned by Mrs. Powell. Also includes 445,500 shares held by Testamentary Trust No. 1, of which Mr. Powell is a co-trustee. Mr. Powell shares voting and investment power with respect to such shares held by Testamentary Trust No. 1 with Bonnie L. Powell and Richard F. Margolin, the other co-trustees of such trust. Any act of such co-trustees requires the approval of a majority of them. The shares held by Testamentary Trust No. 1 are also included in the number of shares listed as beneficially owned by Mrs. Powell. Also includes 1,677 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (4) to this table) and 919 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Mellon Bank, N.A. is the sole trustee of the Employees Incentive Savings Plan and as such has sole power to vote such shares as directed by the administrative committee of the Plan. All data in this Proxy Statement with respect to shares held in the Employees Incentive Savings Plan are as of October 31, 1996. Also includes 25,000 shares subject to stock options which are currently exercisable by Mr. Powell.

(2) Mrs. Powell has sole voting power and sole investment power with respect to 594,365 of such shares. Also includes 317,360 shares held by the Thomas Walker Powell Trust. Mrs. Powell is a co-trustee of such trust and shares voting and investment power with respect to the shares held by such trust with the other co-trustee, Thomas W. Powell. The shares held by such trust are also included in the number of shares listed as beneficially owned by Mr. Powell. Also includes 445,500 shares held by Testamentary Trust No. 1, of which Mrs. Powell is a co-trustee. Mrs. Powell shares voting and investment power with respect to such shares held by Testamentary Trust No. 1 with Thomas W. Powell and Richard F. Margolin, the other co-trustees of such trust. Any act of such co-trustees requires the approval of a majority of them. The shares held by Testamentary Trust No. 1 are also included in the number of shares listed as beneficially owned by Mr. Powell.

(3) Heartland Advisors, Inc. has the sole power to dispose or direct the disposition of all of such shares, and has sole power to vote or direct the vote of 859,000 of such shares. The information with respect to the holdings of Heartland Advisors, Inc. is as of December 1, 1996.

(4) Of such shares, 774,461 are held in the Powell Industries, Inc. Employee Stock Ownership Trust (the "ESOP") and 36,327 are held in the Powell Industries, Inc. Frozen Employee Stock Ownership Trust (the "Frozen ESOP"). NationsBank of Texas, N.A., as Trustee, votes and disposes of shares not allocated to the accounts of participants, and allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of October 31, 1996, 153,512 of the shares held by the ESOP were allocated to the accounts of participants. An additional 44,863 shares will be allocated to the accounts of participants effective December 31, 1996, but the amount of this latter allocation to each participant has not been determined as of the date of this Proxy Statement. Accordingly, such shares to be allocated as of December 31, 1996 are not included in the number of shares shown as owned by executive officers in this proxy statement. All shares held in the Frozen ESOP have been allocated to accounts of participants. All data in this Proxy Statement with respect to shares held in either the ESOP or the Frozen ESOP are as of December 10, 1996.

(5) Based on a Schedule 13G dated January 31, 1996 filed with the Securities and Exchange Commission by Wellington Management Company ("WMC"). According to such Schedule 13G, such shares are owned by a variety of investment clients of WMC, but WMC, in its capacity as investment advisor, may be deemed the beneficial owner of such shares. Also according to such Schedule 13G, WMC has shared voting power with respect to 453,000 of such shares and shared dispositive power with respect to all of such shares.

     The following table sets forth, as of January 9, 1997, except for plan share data (see footnotes (1) and (4) to the preceding table), the number of shares of the Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group:

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
                 NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)       OF CLASS
                 ------------------------                   -----------------    --------
J.F. Ahart................................................         22,768(2)       *
Thomas C. Burtnett........................................          6,253(3)       *
Eugene L. Butler..........................................          1,000          *
Adam Janas................................................         14,438(4)       *
Bonnie L. Powell..........................................      1,357,225(5)      12.70%
Thomas W. Powell..........................................      3,552,968(6)      33.43%
Stephen W. Seale, Jr......................................          3,000(7)       *
Elbert D. Stewart.........................................          1,500          *
Donald D. Sykora..........................................          1,000          *
Lawrence R. Tanner........................................          2,500          *
Ronald J. Wolny...........................................          1,937          *
M.M. Zeller...............................................         25,444(8)       *
All Executive Officers and Directors as a group (16
  persons)................................................      4,262,865(9)      39.90%

---------------

 *  Less than one percent (1%).

(1) The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2) Mr. Ahart has sole voting and investment power over 9,525 of such shares. Also includes 1,443 shares allocated to Mr. Ahart's account in the ESOP. See footnote (4) to the preceding table. Also includes 11,800 shares subject to stock options which are currently exercisable by Mr. Ahart.

(3) Includes 553 shares allocated to Mr. Burtnett's account in the ESOP. See footnote (4) to the preceding table. Also includes 5,700 shares subject to stock options which are currently exercisable by Mr. Burtnett.

(4) Mr. Janas has sole voting and investment power over 5,267 of such shares. Also includes 1,475 shares allocated to Mr. Janas' account in the ESOP. See footnote (4) to the preceding table. Also includes 1,096 shares held in trust for Mr. Janas under the Company's Employees Incentive Savings Plan. See footnote (1) to the preceding table. Also includes 6,600 shares subject to stock options which are currently exercisable by Mr. Janas.

(5) See footnote (2) to the preceding table.

(6) See footnote (1) to the preceding table.

(7) Such shares are held by Seale Land & Cattle Co., a corporation controlled by Mr. Seale.

(8) Mr. Zeller has sole vesting and investment power over 10,080 of such shares. Also includes 1,464 shares allocated to Mr. Zeller's account in the ESOP. See footnote (4) to the preceding table. Also includes 13,900 shares subject to stock options which are currently exercisable by Mr. Zeller.

(9) Includes 1,974 shares that are held in trust for certain executive officers not named above under the Employees Incentive Savings Plan of the Company. See footnote (1) to the preceding table. Also includes 3,168 shares held in trust for the accounts of certain executive officers not named above under the ESOP or the Frozen ESOP. See footnote (4) to the preceding table. Also includes 16,800 shares subject to stock options which are currently exercisable by certain executive officers not named above. Also includes 13,750 shares over which certain executive officers not named above have sole voting and investment power.

                             ELECTION OF DIRECTORS

     The terms of three directors expire in 1997 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Board of Directors has nominated Stephen W. Seale, Jr., Donald D. Sykora, and Ronald J. Wolny for election as directors with terms to expire in 2000. Each of such nominees currently serves as a director of the Company with a term expiring in 1997. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

     The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

                                   PRINCIPAL OCCUPATION                OFFICES HELD            DIRECTOR    TERM
       NOMINEES          AGE      FOR PAST FIVE YEARS(1)               WITH COMPANY             SINCE     EXPIRES
       --------          ---      ----------------------               ------------            --------   -------
Stephen W. Seale,        57    Director -- Operations,                   Director                1985      1997
  Jr...................        Materials and Structures
                               Division and other
                               assignments at Southwest
                               Research Institute, an
                               independent research and
                               development organization, for
                               more than the past five years
Donald D. Sykora.......  66    Office of the Chairman,                   Director                1986      1997
                               Houston Industries
                               Incorporated, since September
                               1, 1995; President and Chief
                               Operating Officer of Houston
                               Industries Incorporated, July
                               1993 -- August 1995;
                               previously President and
                               Chief Operating Officer of
                               its subsidiary, Houston
                               Lighting & Power Company;
                               also serves as a director of
                               Pool Energy Services Company,
                               Trans Texas Gas Corporation,
                               and ARS Services
Ronald J. Wolny........  57    Vice President, Fluor Daniel,             Director                1992      1997
                               Inc. for more than the past
                               five years

  DIRECTORS REMAINING              PRINCIPAL OCCUPATION                OFFICES HELD            DIRECTOR    TERM
       IN OFFICE         AGE      FOR PAST FIVE YEARS(1)               WITH COMPANY             SINCE     EXPIRES
  -------------------    ---      ----------------------               ------------            --------   -------
Thomas W. Powell.......  56    Chairman of the Board,         Director, Chairman of the          1984      1998
                               President and Chief Executive  Board, President and Chief
                               Officer of the Company since   Executive Officer
                               1984
Elbert D. Stewart......  70    Vice President of Artisan                 Director                1981      1998
                               Field Design, a graphic
                               design firm; previously a
                               consultant for Destec Energy,
                               Inc.

  DIRECTORS REMAINING              PRINCIPAL OCCUPATION                OFFICES HELD            DIRECTOR    TERM
       IN OFFICE         AGE      FOR PAST FIVE YEARS(1)               WITH COMPANY             SINCE     EXPIRES
  -------------------    ---      ----------------------               ------------            --------   -------
Lawrence R. Tanner.....  70    Manager, Facilities                       Director                1992      1998
                               Engineering and Construction,
                               for Compaq Computer Corp.,
                               1989 to present; consultant
                               for expansion program for
                               Compaq Computer Corp., 1988;
                               retired 1984 -- 1988;
                               previously spent twenty-six
                               years with Arabian American
                               Oil Company (ARAMCO) Saudi
                               Arabia, the last eight as a
                               Vice President
J.F. Ahart.............  55    Vice President, Secretary,                   (2)                  1996(3)   1999
                               Treasurer, and Chief
                               Financial Officer of the
                               Company since 1989(2)
Eugene L. Butler.......  55    Chairman of the Board,                    Director                1990      1999
                               Intercoastal Terminal, Inc.,
                               April 1991 to present; CEO,
                               Chairman, and a director of
                               Petrominerals Corporation,
                               April 1993 -- April 1995;
                               also serves as a director of
                               Ponder Industries, Inc., an
                               oil field services company
Bonnie L. Powell.......  63    Private investor for more                 Director                1986      1999
                               than the past five years

---------------

(1) None of the corporations listed (other than the Company) is an affiliate of the Company.

(2) Mr. Ahart is the Chief Financial Officer, Vice President, Secretary, and Treasurer of the Company. He also serves as a Vice President and the Secretary and Treasurer of each subsidiary of the Company.

(3) Mr. Ahart also served as a director of the Company from January of 1990 to March of 1992.

     Bonnie L. Powell is the widow of William E. Powell, the father of Thomas W. Powell and the founder of the Company.

     Only those directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee, plus reimbursement of out-of-pocket expenses, for their services as directors. Under the Company's standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $1,750 and a fee of $2,000 for each board meeting attended. Members of a committee other than the chairman receive a fee of $500 for attending each committee meeting. Committee chairmen receive $1,000 for attending each committee meeting.

     In 1993, the Company adopted the Powell Industries, Inc. Directors' Fee Program which permits directors to defer receipt of the directors' fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

     Four meetings of the Board of Directors were held in the last fiscal year. Ronald J. Wolny, who was temporarily on assignment out of the country, attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has a standing Audit Committee which met 4 times during the last fiscal year. The Audit Committee consists of Messrs. Seale, Butler, and Tanner. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditor and management as their duties relate to financial accounting, reporting, and controls.

     The Board of Directors also has a standing Compensation Committee which met 3 times during the last fiscal year. The Compensation Committee consists of Mr. Sykora, Mrs. Powell, and Mr. Wolny. During the year it consults with management regarding the compensation and benefits that are provided to the directors, officers, and employees of the Company. The Compensation Committee also administers the Stock Option Plan and Incentive Compensation Plan of the Company.

     The Board of Directors does not have a standing nominating committee.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table provides information regarding the executive officers and/or significant employees of the Company and its subsidiaries who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company, and officers of subsidiaries serve at the discretion of the Board of Directors of the respective subsidiaries.

            NAME               AGE    SINCE                    POSITION(1)
            ----               ---    -----                    -----------
Kelly A. Shaw................  45     1994     Vice President -- Marketing of the Company
Robert L. Mitchell...........  63     1990     Controller of the Company
Glenn D. Auer................  57     1991     President of Powell-ESCO Company
Thomas C. Burtnett...........  53     1993     President of Unibus, Inc.
David J. Dimlich.............  50     1994     President of Transdyn Controls, Inc.
Adam Janas...................  58     1984     President of Delta-Unibus Corp. ("Delta")
M. M. Zeller.................  58     1990     President of Powell Electrical Manufacturing
                                                 Company ("PEMCO")

---------------

(1) Each of the corporations listed (other than the Company) is a subsidiary of the Company.

     Mr. Shaw was elected Vice President -- Marketing of the Company on July 22, 1994. He had previously served as a Vice President, Sales and Marketing, of ABB Power T & D Company, Inc. for more than the past five years.

     Mr. Mitchell has been Controller of the Company since July 1, 1990.

     Mr. Auer has been President of Powell-ESCO Company since May of 1991.

     Mr. Burtnett was elected President of Unibus, Inc. on May 17, 1993. Previously, he had served since 1981 as Engineering Manager of Kyle Distribution Switchgear, an operation of the Cooper Power Systems Division of Cooper Industries, Inc., a manufacturer of distribution switchgear.

     Mr. Dimlich became chief operating officer of Transdyn Controls, Inc. on June 30, 1994, and was elected President of Transdyn on August 5, 1994. He previously served as Senior Vice President of Dynalectric Company, President of B &T B Insulation Company, and Chief Executive Officer of Comstock Canada Ltd., all specialty contractors.

     Mr. Janas has served as President of Delta since 1984.

     Mr. Zeller has served as President of PEMCO since 1990.

     None of the corporations mentioned in the descriptions of the business backgrounds above is an affiliate of the Company (other than the subsidiaries of the Company listed in the table above).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following persons failed to file on a timely basis reports required by
Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock of the Company: (1) Ronald J. Wolny failed to file one report required with respect to one transaction; and (2) Adam Janas failed to file on a timely basis two forms with respect to two related transactions.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's four most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending October 31, 1996, October 31, 1995, and October 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                             ANNUAL          ------------------------
                                          COMPENSATION                AWARDS
                                       ------------------    ------------------------
             (A)               (B)       (C)        (D)         (E)           (F)
                                                             RESTRICTED    SECURITIES        (G)
                                                               STOCK       UNDERLYING     ALL OTHER
                                       SALARY      BONUS       AWARDS       OPTIONS      COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)        ($)(1)         (#)           ($)(2)
 ---------------------------   ----    -------    -------    ----------    ----------    ------------
Thomas W. Powell               1996    270,000    260,000                         0         32,729(3)
  CEO                          1995    255,767    158,250                    35,000         32,729(3)
                               1994    250,000    101,250                         0         32,729(3)
M.M. Zeller                    1996    165,000    155,000                         0          4,500
  President of PEMCO           1995    150,541     85,413                    18,500          4,500
                               1994    147,264     61,543                         0          4,500
J.F. Ahart                     1996    144,467    104,177                         0          4,500
  CFO                          1995    138,902     74,736                    15,500          4,500
                               1994    138,902     56,255                         0          4,500
Adam Janas                     1996    112,133    106,400      4,625              0          4,500
  President of Delta           1995    106,400    102,270                    12,500          4,500
                               1994     97,405     89,895                         0          4,500
Thomas C. Burtnett             1996     92,667     88,000                         0          4,500
  President of Unibus, Inc.    1995     87,072     55,188                     9,000          4,288
                               1994     82,667     30,380                         0          2,611

---------------

(1) As of October 31, 1996, the only restricted stock award to a named executive officer the Company had outstanding was the award reported. As of October 31, 1996, the aggregate number of restricted shares subject to such award was 500, and the value of such shares as of such date was $5,250. Mr. Janas has the right to receive dividends with respect to such restricted stock award to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such award was made to Mr. Janas in connection with his exercise of a stock option granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2) Except as noted below with respect to Mr. Powell, each of the amounts in this column are matching contributions by the Company to the executive officer's account in the Company's Employees Incentive Savings Plan (a 401(k) plan).

(3) Of this amount, $4,500 was a matching contribution by the Company to Mr. Powell's account in the Company's Employees Incentive Savings Plan (a 401(k) plan), and the remaining $28,229 were premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

                         FISCAL YEAR-END OPTION VALUES

              (A)                   (B)        (C)                                                   (E)
                                   SHARES                             (D)
                                  ACQUIRED                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                     ON       VALUE         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                  EXERCISE   REALIZED   OPTIONS AT OCTOBER 31, 1996 (#)    AT OCTOBER 31, 1996 ($)
              NAME                  (#)        ($)         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
              ----                --------   --------   -------------------------------   -------------------------
Thomas W. Powell................                            25,000/40,000                    97,250/164,000
M.M. Zeller.....................                            13,900/21,600                    53,975/81,000
J.F. Ahart......................                            11,800/18,200                    45,800/74,450
Adam Janas......................   2,500      7,500          6,600/14,400                    24,750/59,000
Thomas C. Burtnett..............                             5,700/9,800                     22,275/40,350

     Each of the named executive officers is covered by the Company's Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer's current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company's then current Incentive Compensation Plan, plus (3) continuation of medical, dental, and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.

     Thomas W. Powell is covered by the Company's Executive Benefit Plan. Pursuant to Mr. Powell's Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell's employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year of the Company, Everett N. DeVault, Donald D. Sykora, Bonnie L. Powell, and Ronald J. Wolny served on the Compensation Committee of the Board of Directors of the Company. No member of the Compensation Committee has ever served as an officer of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of your Board of Directors is pleased to present its annual report to shareholders on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 1996.

     During the fiscal year, the Committee was initially comprised of the following Board members, all of whom were non-employee directors of the Company:
Everett N. DeVault, Chairman, Bonnie L. Powell, and Ronald J. Wolny. During the year, Mr. DeVault retired from the Board and was replaced as Chair of the Committee by Donald D. Sykora.

     The Committee's responsibilities are to oversee the development and administration of the compensation program for corporate officers and subsidiary presidents, and administer the executive incentive and stock option plans. During fiscal year 1996, the Committee also reviewed market compensation trends for outside directors and approved the adoption of an Executive Severance Protection Plan. The Committee met 3 times during the year.

EXECUTIVE COMPENSATION PHILOSOPHY

     The objective of the executive compensation program is to create strong financial incentive for corporate officers and managers and subsidiary executives to increase profits and grow revenues. The following objectives guide the Committee in its deliberations:

     - Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

     - Assure a strong relationship between the performance results of the Company or subsidiary and the total compensation received.

     - Balance both annual and longer performance objectives of the Company.

     - Encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

     - Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer term stock based grants and awards.

     Primary market comparisons are made to a broad group of manufacturing companies, adjusted for size and job responsibilities. This group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement and is used because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Data sources include national survey databases, proxy statement disclosures, and general trend data provided by consultants.

     Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 50th percentile when Company performance results are at target levels, and will exceed the 50th percentile when performance exceeds targets.

     The Internal Revenue Code (Section 162(m)) impose a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of "outside directors." While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of Section 162(m) as "performance based". It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 1997. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     Following is a discussion of each of the principal components of the executive total compensation program.

  Base Salary

     The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the control point at any point in time.

  Annual Incentive Compensation

     The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company's success.

     Subsidiary participants are measured on pre-tax return on sales and revenue growth for the subsidiary. Return on sales is weighted 70% and revenue growth is weighted 30% in determining the actual incentive awards. Historical performance results, and budgeted profit levels and expected revenue growth for the plan year are considered in setting the performance standards for each subsidiary.

     For fiscal year 1996, corporate participants were measured on the Company's earnings per share from continuing operations and revenue growth from continuing operations. Earnings per share were weighted 70%, and revenue growth 30%.

     If budgeted performance is achieved, the resulting incentive awards, in combination with base salary, are targeted at the 50th percentile of the market. If performance is above target, cash compensation will be above the market median. Due to corporate performance above targeted levels in fiscal 1996, executive total cash compensation levels for fiscal year 1996 were above average, which is consistent with this strategy.

  Stock Based Compensation

     Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired. During the year, no stock options were granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

     In establishing the total compensation program for Mr. Powell, the Committee assessed the pay levels for CEOs in similar companies in the manufacturing industry and the profit performance of the Company. During the year, Mr. Powell vested in 50,000 shares of Common Stock which had been awarded on a restricted basis in 1992. No stock options were awarded during the year.

                                     Respectfully submitted,

                                     THE COMPENSATION COMMITTEE OF THE
                                     BOARD OF DIRECTORS

                                     Donald D. Sykora, Chairman
                                     Bonnie L. Powell
                                     Ronald J. Wolny

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG POWELL INDUSTRIES, INC.,
                NASDAQ MARKET INDEX AND PUBLISHED INDUSTRY INDEX

         MEASUREMENT PERIOD             POWELL INDUS-        MG GROUP        NASDAQ MAR-
        (FISCAL YEAR COVERED)               TRIES             INDEX           KET INDEX
1991                                             100.00            100.00            100.00
1992                                              81.01            102.42             96.87
1993                                              73.42            131.38            127.13
1994                                              55.70            147.91            135.16
1995                                              69.62            181.84            160.32
1996                                             106.33            261.77            188.27

                   ASSUMES $100 INVESTED ON OCTOBER 31, 1991
                          ASSUMES DIVIDENDS REINVESTED
                       FISCAL YEAR ENDED OCTOBER 31, 1996

                            AMENDMENT OF ARTICLES TO
                        INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has approved and submits to the stockholders for approval an amendment to the articles of incorporation of the Company increasing the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.


     It is not currently practicable to describe the transaction or transactions, if any, in which such additional authorized shares of the Common Stock are to be issued, because no offering thereof has been approved. The purpose of this amendment is to afford the Company flexibility in connection with possible future acquisitions or stock offerings to finance expansion or to provide working capital or capital for other purposes. There is no currently pending acquisition in which it is contemplated that any such additional authorized shares would be issued. No further authorization by a vote of stockholders of the issuance of shares of Common Stock authorized by such amendment will be solicited prior to any such issuance. Holders of the Common Stock have no pre-emptive rights. It is possible that the issuance of additional shares of Common Stock may have a dilutive effect on existing holders of Common Stock.

     Under Nevada law, an amendment of the articles of incorporation of the Company requires the approval of the holders of a majority of the outstanding shares. Accordingly, abstentions and broker non-votes will have the effect of negative votes with respect to such amendment. The Board of Directors recommends a vote FOR approval of such amendment.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected to serve as independent auditors of the Company for the fiscal year ending October 31, 1997, and also served as the principal accountants of the Company for the fiscal year ending October 31, 1996. Representatives of such firm are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of directors and the proposed amendment of the articles of incorporation of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

                                 ANNUAL REPORT

     A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 1996 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 1998 must be received at the office of the Secretary of the Company no later than October 1, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                     INFORMATION INCORPORATED BY REFERENCE

     The financial statements and supplementary information and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's 1996 Annual Report on Form 10-K enclosed herewith are incorporated by reference.

                                                    By Order of the Board of
                                                    Directors

                                                    J. F. AHART
                                                    Vice President and Secretary

Dated: January 9, 1997

                              FRONT SIDE OF PROXY

                            POWELL INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 14, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned appoints Thomas W. Powell and Stephen W. Seale, Jr., and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the Hobby Airport Hilton, 8181 Airport Boulevard, in Houston, Texas, at 11:00 a.m. Houston time, on March 14, 1997 and at any adjournment thereof, as follows:

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                        THE ELECTION OF ALL NOMINEES AND
                          "FOR" THE PROPOSAL IN ITEM 2

1. [ ] FOR the election (except as indicated below) to the Board of Directors, class of 2000, of Stephen W. Seale, Jr., Donald D. Sykora, and Ronald J. Wolny.

         Instructions: To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below.


         ----------------------------------------------------------------------
         [ ] WITHHOLD authority to vote for all nominees listed above.

2. [ ] FOR amendment of the articles of incorporation of the Company to increase the number of authorized shares of Common Stock.

     [ ] AGAINST such amendment.    [ ] ABSTAIN with respect to such amendment.


                          (CONTINUED ON REVERSE SIDE)

                               BACK SIDE OF PROXY

                          (CONTINUED FROM OTHER SIDE)

3. In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

     If properly executed, this proxy will be voted as directed above.

     IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTORS' NOMINEES AND "FOR" THE PROPOSAL SET FORTH IN ITEM 2.


                                        --------------------------------------

                                        --------------------------------------
                                        (PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                        EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                        ETC., SHOULD INDICATE THE CAPACITY IN
                                        WHICH SIGNING.)

                                        DATED:                         1997
                                              -------------------------

                 IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS
                PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE!